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                                                                    Exhibit 23.5



To Whom It May Concern:

On behalf of Beverage Marketing Corporation, I consent to Glacier Water Services, Inc.'s reference to "Bottled Water in the U.S.-1997 Edition" in its registration statement and prospectus.


By:     /s/ Charlene Salito         Date:     1/6/98
     -----------------------------         -----------------------

Title:  Sales Associate
        Beverage Marketing Corporation